Exhibit 21



                          First Montauk Financial Corp.
                              List of Subsidiaries

         The following listing includes all of our subsidiaries, which are included in the consolidated financial statements:


             Name of Company                          Place of Incorporation
             ---------------                          ----------------------

         First Montauk Securities Corp.                       New York

         Montauk Insurance Services, Inc.                     New Jersey